                       GRANT OF LIMITED POWER OF ATTORNEY
                 WITH REGARD TO CERTAIN SEC "SECTION 16" FILINGS

Know all persons by these presents,  that the undersigned hereby constitutes and appoints  the Chief  Financial  Officer  or General  Counsel  of Middle  Kingdom
Alliance  Corp.  (the  "Company"),  or any of them, the  undersigned's  true and lawful attorney-in-fact to:

(1)     execute  for and on  behalf  of the  undersigned,  in the  undersigned's capacity  as an  officer  and/or  director  the  Company,  Forms 3, 4s and 5s in accordance  with  Section  16(a) of the  Securities  Exchange  Act of  1934,  as
amended, and the rules and regulations thereunder;

(2)     do and  perform  any and all acts for and on behalf  of the  undersigned that may be  necessary or desirable to complete and execute any such Forms 3, 4s and 5s and timely file such form with the United States  Securities and Exchange
Commission and any stock exchange or similar authority; and

(3)     take any other  action of any type  whatsoever  in  connection  with the foregoing which, in the opinion of such attorney-in-fact,  may be of benefit to, in the best  interest  of, or legally  required  by, the  undersigned,  it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned  pursuant to this Power of Attorney  shall be in such form and shall contain such terms and conditions as such  attorney-in-fact  may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to such  attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever  requisite,  necessary or proper to be done in the  exercise  of any of the rights  and  powers  herein granted,  as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and revocation, hereby
ratifying   and   confirming   all   that   such   attorney-in-fact,   or   such
attorney-in-fact's  substitute or substitutes,  shall lawfully do or cause to be done by virtue of this  power of  attorney  and the  rights  and  powers  herein granted. The undersigned  acknowledges that the foregoing  attorney-in-fact,  is serving in such capacity at the request of the undersigned, is not assuming, nor is the Company  assuming,  any of the undersigned's  responsibilities  to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

The  undersigned  agrees  that  such   attorney-in-fact  may  rely  entirely  on
information   furnished  orally  or  in  writing  by  the  undersigned  to  such attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the
Company  and such  attorney-in-fact  against  any  losses,  claims,  damages  or liabilities (or actions in these respects) that arise out of or are based on any untrue  statement or omission of necessary facts in the information  provided by
the   undersigned   to  such   attorney-in-fact   for  purposes  of   executing,
acknowledging,  delivering  and filing Forms 3, 4s or 5s  (including  amendments thereto) and agrees to reimburse the Company and such  attorney-in-fact  for any legal or other expenses  reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This  Power of  Attorney  shall  remain  in full  force  and  effect  until  the undersigned is no longer required to file Forms 3, 4s and 5s with respect to the undersigned's  holdings of and transactions in securities issued by the Company, unless earlier revoked by the  undersigned in a signed writing  delivered to the foregoing attorney-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 5th day of October, 2006.

By:  /s/ Harold Zhi Ping Ding
     -----------------------------
         Harold Zhi Ping Ding